                                                              EXHIBIT 1.A.(8)(h)

                 AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT
                                      AMONG
                          J. P. MORGAN SERIES TRUST II,
                      NATIONAL LIFE INSURANCE COMPANY, AND
                     LIFE INSURANCE COMPANY OF THE SOUTHWEST

THIS AMENDMENT NO. 1 to the Participation Agreement dated March 23, 1998, by and among J. P. Morgan series Trust II ("Fund"); National Life Insurance Company, a Vermont corporation ("NLIC"); and by this amendment Life Insurance Company of the Southwest, a Texas corporation wholly owned by NLIC ("LSW"), IS MADE AND ENTERED INTO THIS ____ DAY OF _______, 2001.

1.   By executing this Amendment No. 1, LSW hereby

          a.   becomes a party to this Fund Participation Agreement

          b. is included in the definition of "Participating Companies" along with NLIC

          c. is bound by all of the terms and conditions of the Participation Agreement referenced above.


2. By executing this Amendment No. 1, Schedule I and Schedule II of the Participation Agreement are replaced by the following:

                                   SCHEDULE I

Name of Series
--------------
J. P. Morgan International Opportunities Portfolio
J. P. Morgan Small Company Portfolio


                                   SCHEDULE II

Contracts Funded by Separate Account         Name of Separate Account
------------------------------------         ------------------------
VariTrak                                     National Variable Life Insurance Account
Sentinel Estate Provider                     National Variable Life Insurance Account
Sentinel Benefit Provider                    National Variable Life Insurance Account
Sentinel Advantage Variable Annuity          National Variable Annuity Account II
LSW Advantage                                LSW Variable Life Insurance Account


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Fund Participation Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified above.

                                        J. P. MORGAN SERIES TRUST II


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

                                        NATIONAL LIFE INSURANCE COMPANY


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        LIFE INSURANCE COMPANY OF THE SOUTHWEST
                                        BY:  NATIONAL LIFE INSURANCE COMPANY


                                        by
                                           -------------------------------------